UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2017
INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 7, 2017, the Board of Directors (the “Board”) of Ingersoll-Rand plc (the “Company”) elected Kirk E. Arnold and Karen B. Peetz to serve as independent directors on the Company's Board, effective February 6, 2018 and April 4, 2018, respectively. Ms. Arnold will serve on the Compensation, Corporate Governance and Nominating, and Technology and Innovation Committees of the Board. Ms. Peetz will serve on the Audit and Finance Committees of the Board.

Ms. Arnold and Ms. Peetz will participate in the non-management director compensation program described on pages 26 through 28 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: December 11, 2017        /s/ Evan M. Turtz
Evan M. Turtz
Secretary